Exhibit 10.12

DENALI CAPITAL ACQUISITION CORP.

PROMISSORY NOTE

$1,022,228.49	September 22, 2025

FOR VALUE RECEIVED, Denali Capital Acquisition Corp., a Cayman Island exempted company (including its successors and assigns, “Denali” or the “Company”) hereby promises to pay to FutureTech Capital LLC (the “Holder”), the principal sum of one million twenty-two thousand, two hundred twenty-eight dollars and forty-nine cents ($1,022,228.49). Denali’s successors and assigns include Semnur Pharmaceuticals, Inc. as described in that certain Satisfaction and Discharge of Indebtedness Agreement, dated as of September 22, 2025, between Denali, on the one hand, and the Holder, on the other hand.

The principal amount of this Note shall be payable in six (6) equal monthly installments of $170,371.42 on each of October 1, 2025, November 1, 2025, December 1, 2025, January 1, 2026, February 1, 2026, and March 1, 2026 (the “Payment Schedule”).

Notwithstanding the foregoing Payment Schedule, the balance due on this Note (less any payments previously made to the Holder) shall be accelerated and become immediately due and payable to the Holder in the event the Company receives gross proceeds from any equity or debt financing (including any private placement offering or registered offering), in an amount equal to or greater than the then-outstanding principal of this Note.

Payments hereunder shall be made at such place as the Holder shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

Additionally, this Note shall (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clauses (a) or (b) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

(a) If the Company shall default in any of the due and punctual payments of the principal amount of this Note when and as the same shall become due and payable and such default is not cured within 14 days of the Holder giving written notice to the Company of the default, whether at maturity or by acceleration; or

(b) If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days.

Declaration of this Note being immediately due and payable by the Holder may only be made by written notice to the Company declaring the unpaid balance of the principal amount of this Note to be due.

The Company agrees that a declaration of default via email from the Holder to the undersigned at hji@semnurpharma.com, with a copy to sma@semnurpharma.com (or to such other persons as may be designated from time to time by the Company in writing), is acceptable written notice. Such declaration shall be deemed given upon the occurrence of any event specified in clauses (a) and (b) above. In the event of a default, all expenses and costs incurred by the Holder in connection with enforcement of this Note and collection of any judgment on this Note, including actual, reasonable and documented attorneys’ fees, shall be paid by the Company.

Upon the occurrence of an Event of Default under section (a) of this Note, the outstanding principal balance shall accrue interest at a rate of 10% per annum, calculated on a monthly basis, from the date of such default until the outstanding balance is paid in full.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note, and agrees that this Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York. The Company for itself and its successors hereby expressly and irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the personal jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them by electronic mail at hji@semnurpharma.com, with a copy to sma@semnurpharma.com(or to such other persons as may be designated from time to time by the Company in writing), personally or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The Company for itself and its successors expressly and irrevocably waive any claim or defense that any such jurisdiction in New York, New York is not a convenient forum for any such suit or proceeding.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

The Holder may not assign this Note without the prior written consent of the Company. Notwithstanding the foregoing, the Holder may assign this Note to its affiliates without the Company’s consent upon written notice to the Company not less than three business days prior to such assignment.

All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH

RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer as of the date hereinabove set forth.

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer

FUTURETECH CAPITAL LLC

By:	/s/ Yuquan Wang
Name: Yuquan Wang
Title: CEO

3